Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Lynne Malina

Legal Department

60 Wall Street, 37th Floor

New York, New York 10005

(212) 250 – 0677

(Name, address and telephone number of agent for service)

T-MOBILE USA, INC.*

(Exact name of obligor as specified in its charter)

DELAWARE	91-1983600
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12920 SE 38th Street

Bellevue, Washington 98006

Tel. No.: (425) 378-4000

(Address and telephone number of Registrant’s principal executive offices)

Debt Securities and Guarantees

(Title of the Indenture securities)

* TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
T-Mobile US, Inc.	Delaware	20-0836269
GSV LLC	Delaware	91-2116910
Powertel Memphis Licenses, Inc.	Delaware	58-2228915
Powertel/Memphis, Inc.	Delaware	58-2228912
SunCom Wireless Holdings, Inc.	Delaware	23-2974475
SunCom Wireless Investment Company LLC	Delaware	30-0283150
SunCom Wireless License Company, LLC	Delaware	75-3172489
SunCom Wireless Management Company, Inc.	Delaware	23-2940271
SunCom Wireless Operating Company, L.L.C.	Delaware	23-2974309
SunCom Wireless Property Company, L.L.C.	Delaware	43-2065344
SunCom Wireless, Inc.	Delaware	23-2930873
T-Mobile Central LLC	Delaware	91-1973799
T-Mobile License LLC	Delaware	91-1917328
T-Mobile Northeast LLC	Delaware	52-2069434
T-Mobile PCS Holdings LLC	Delaware	91-2159335
T-Mobile Puerto Rico Holdings LLC	Delaware	20-2209577
T-Mobile Puerto Rico LLC	Delaware	66-0649631
T-Mobile Resources Corporation	Delaware	91-1909782
T-Mobile South LLC	Delaware	20-3945483
T-Mobile Subsidiary IV Corporation	Delaware	91-2116909
T-Mobile West LLC	Delaware	36-4027581
Triton PCS Finance Company, Inc.	Delaware	51-0393831
Triton PCS Holdings Company L.L.C.	Delaware	23-2941874
VoiceStream PCS I Iowa Corporation	Delaware	91-1869520
VoiceStream Pittsburgh General Partner, Inc.	Delaware	36-3875668
VoiceStream Pittsburgh, L.P.	Delaware	16-1442506
MetroPCS AWS, LLC	Delaware	20-4798776
MetroPCS California, LLC	Delaware	68-0618381
MetroPCS Florida, LLC	Delaware	68-0618383
MetroPCS Georgia, LLC	Delaware	68-0618386
MetroPCS Massachusetts, LLC	Delaware	20-8303630
MetroPCS Michigan, Inc.	Delaware	20-2509038
MetroPCS Nevada, LLC	Delaware	20-8303430
MetroPCS New York, LLC	Delaware	20-8303519
MetroPCS Pennsylvania, LLC	Delaware	20-8303570
MetroPCS Texas, LLC	Delaware	20-2508993
MetroPCS 700 MHz, LLC	Delaware	26-1540382
MetroPCS Networks, LLC	Delaware	33-1105693
MetroPCS Networks California, LLC	Delaware	20-4956821
MetroPCS Networks Florida, LLC	Delaware	20-4957100

(1)	The address of each guarantor is 12920 SE 38th Street, Bellevue, Washington 98006, and the telephone number is (425) 378-4000.

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District) Federal Deposit Insurance Corporation New York State Banking Department	New York, NY Washington, D.C. Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3.-15.	Not Applicable.

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 2 -	Certificate of Authority to commence business—Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers—Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 business—Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act.—business—Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of June 30, 2013. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 6th day of November, 2013.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ CAROL NG
CAROL NG
VICE PRESIDENT

DEUTSCHE BANK TRUST COMPANY AMERICAS		FFIEC 031
Legal Title of Bank		Page 16 of 74
NEW YORK		RC-1
City

NY	10005
State	Zip Code

FDIC Certificate Number: 00623

Consolidated Report of Condition for Insured Banks

and Savings Associations for June 30, 2013

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

	Dollar Amounts in Thousands		RCFD	Tril | Bil | Mil | Thou
Assets
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			0081	140,000	1.a
b. Interest-bearing balances (2)			0071	13,607,000	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	28,000	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON
a. Federal funds sold in domestic offices			B987	155,000	3.a
			RCFD
b. Securities purchased under agreements to resell (3)			B989	15,490,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	B528	21,058,000			4.b
c. LESS: Allowance for loan and lease losses	3123	71,000			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	20,987,000	4.d
5. Trading assets (from Schedule RC-D)			3545	308,000	5
6. Premises and fixed assets (including capitalized leases)			2145	71,000	6
7. Other real estate owned (from Schedule RC-M)			2150	3,000	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets:
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			0426	47,000	10.b
11. Other assets (from Schedule RC-F)			2160	4,944,000	11
12. Total assets (sum of items 1 through 11)			2170	55,780,000	12

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank	Page 16a of 74
FDIC Certificate Number: 00623	RC-1a

Schedule RC—Continued

	Dollar Amounts in Thousands		Tril | Bil | Mil | Thou
Liabilities
13. Deposits:			RCON
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	30,264,000	13.a
(1) Noninterest-bearing (1)	6631	22,554,000			13.a.1
(2) Interest-bearing	6636	7,710,000			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
(from Schedule RC-E, part II)			2200	9,993,000	13.b
(1) Noninterest-bearing	6631	7,061,000			13.b.1
(2) Interest-bearing	6636	2,932,000			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON
a. Federal funds purchased in domestic offices (2)			B993	4,565,000	14.a
			RCFD
b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	28,000	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	126,000	16
17. and 18. Not applicable
19. Subordinated notes and debentures (4)			3200	0	19
20. Other liabilities (from Schedule RC-G)			2930	1,736,000	20
21. Total liabilities (sum of items 13 through 20)			2948	46,712,000	21
22. Not applicable

(1)	Includes noninterest-bearing demand, time, and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank	Page 17 of 74
FDIC Certificate Number: 00623	RC-2

Equity Capital

Bank Equity Captal

	RCFD	Tril | Bil | Mil | Thou
23. Perpetual preferred stock and related surplus	3838	0	23
24. Common stock	3230	2,127,000	24
25. Surplus (excludes all surplus related to preferred stock)	3839	594,000	25
26. a. Retained earnings	3632	6,111,000	26.a
b. Accumulated other comprehensive income (5)	B530	24,000	26.b
c. Other equity capital components (6)	A130	0	26.c
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	8,856,000	27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	212,000	27.b
28. Total equity capital (sum of items 27.a and 27.b)	G105	9,068,000	28
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	55,780,000	29

Memoranda

To be reported with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2012

	RCFD	Number
	6724	N/A	M.1
1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

2 =   Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

5 =   Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =   Review of the bank’s financial statements by external auditors

7 =   Compilation of the bank’s financial statements by external auditors

3 = Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.	8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work
To be reported with the March Report of Condition.	RCON	MM /DD

2. Bank’s fiscal year-end date	8678	N/A	M.2

(5)	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other post retirement plan adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.